UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2024
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On May 16, 2024, the Board of Directors (the “Board”) of PetMed Express, Inc. (the “Company”), appointed Justin L. Mennen to serve as a director of the Company beginning June 3, 2024. Mr. Mennen will hold this position until the 2024 annual meeting of the Company’s stockholders or until his successor is elected and qualified, subject to his earlier resignation or removal. Mr. Mennen has been appointed to serve on the Board’s Audit Committee and Corporate Governance and Nominating Committee. In connection with his appointment to the Board, Mr. Mennen will receive compensation in accordance with the Company’s Non-Employee Director Compensation Program, described below and filed as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Mennen, age 43, served as an executive officer of Rite Aid Corporation (at the time NYSE:RAD) from January 2019 to July 2023, holding the positions of executive vice-president and chief digital and technology officer from March 2022 to July 2023, executive vice-president and chief information officer from September 2019 to March 2022, and senior vice-president and chief information officer from January 2019 until September 2019. Rite Aid was one of the nation’s leading drugstore chains with fiscal 2022 annual revenues of $24+ billion, and Mr. Mennen was responsible for all aspects of the company’s technology and information operations, digital and e-commerce business, and was focused on strengthening and modernizing to enable growth, drive efficiencies and to enhance the experiences of Rite Aid's customers and associates. Mr. Mennen left Rite Aid in July 2023. In October 2023, Rite Aid filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey.

Prior to joining Rite Aid, from September 2016 until December 2018, Mr. Mennen was the chief digital officer and chief information officer of CompuCom Systems, Inc, an industry leader in digital workplace services, overseeing the information technology and systems, and leading CompuCom’s digital business unit. Before CompuCom, Mr. Mennen led technology organizations across several industries, including as the vice president of enterprise architecture and technology innovation for Estée Lauder Companies from September 2014 until Aug 2016. He also held multiple leadership roles at Dell Technologies from November 2009 to August 2014, ultimately serving as the regional chief information officer for Asia Pacific and Japan, based in Malaysia.

The Board believes that Mr. Mennen brings a wealth of knowledge to the Board, with over two decades of experience leveraging technology to create competitive business advantages and value, with extensive expertise leading digital technology transformation. He is passionate about driving positive change with technology and regularly presents at conferences and leadership events around the world.

Mr. Mennen holds a Bachelor of Science degree in Business Administration from the University of Kansas. Since 2018, Mr. Mennen sits on the University of Kansas Business School advisory board for Business Analytics and Information Systems, and since 2018 is a Governing Body co-chair for the Global CIO Executive Summit of Evanta, which brings together C-level executives from the world's leading organizations to connect, share and learn from each other.

There are no family relationships between Mr. Mennen and any other executive officers or directors of the Company. There is no arrangement or understanding between Mr. Mennen and any other persons pursuant to which he was selected as director. There are no transactions to which the Company is a party and in which Mr. Mennen has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Mennen and the Company will enter into the Company’s standard form of director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their Board service, subject to the terms and conditions provided in the agreement. The form of indemnification agreement is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended March 31, 2023, filed with the Securities and Exchange Commission on April 15, 2024.

Amendments to Non-Employee Director Compensation Program

On May 19, 2024, the Board approved certain amendments to the Company’s program for the compensation of non-employee directors (the “Amended Program”), effective immediately. Pursuant to the Amended Program, each non-employee director of the Company will receive an annual cash retainer of $50,000, payable in arrears in equal quarterly payments, pro-rated for partial quarters, provided that such retainer will be $75,000 for the Chair of the Board beginning in fiscal year 2026. In addition, each non-employee director will receive annual retainers, as applicable, for service on the following committees of the Board: Audit Committee - $10,000 (or $20,000 for chairperson), Compensation and Human

Capital Committee - $7,500 (or $15,000 for chairperson), Corporate Governance and Nominating Committee - $5,000 (or $10,000 for chairperson).

Non-employee directors will also receive an annual award of 7,500 restricted stock units under the Company’s 2015 Outside Director Equity Compensation Plan (the “Plan”), which annual awards will vest on the first anniversary of the date of grant, subject to the non-employee director continuing in service on the Board through the vesting date. The annual restricted stock unit award will be granted on the day of the Company’s annual stockholder meeting each year. If a non-employee director is elected or appointed to the Board prior to the Company’s annual meeting of stockholders, upon such initial election or appointment, the non-employee director will also automatically receive an award of 7,500 restricted stock units under the Company’s Plan, which amount will be prorated for the time actually to be served as a non-employee director from the date of appointment or election until the Company’s next annual meeting of stockholders. Such initial grant of restricted stock units will vest on the first anniversary of the date of the non-employee director’s election or appointment to the Board, subject to the non-employee director continuing in service on the Board through the vesting date.

The foregoing description of the Amended Program is qualified in its entirety by reference to the full text of the Amended Program, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Award of Restricted Stock Units to CFO

Upon the recommendation of the Compensation and Human Capital Committee of the Board, on May 16, 2024, Christine Chambers, the Company’s Chief Financial Officer, was granted 74,850 restricted stock units under the Company’s 2022 Employee Equity Compensation Plan (the “Chambers RSUs”). Twenty percent of the Chambers RSUs will vest on June 30, 2024, thirty percent will vest on August 31, 2024, and fifty percent will vest on August 31, 2025, all subject to Ms. Chambers’ continued employment with the Company through the applicable vesting date, with any unvested RSUs being forfeited upon Ms. Chambers ceasing to be an employee of the Company, with certain exceptions (such as death and disability). The Chambers RSUs will otherwise have the terms and conditions set forth in the Company’s standard form of restricted stock unit agreement and the 2022 Employee Equity Compensation Plan.

Item 7.01 Regulation FD Disclosure

On May 20, 2024, the Company issued a press release announcing the appointment of Mr. Mennen as a member of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act except as set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Non-Employee Director Compensation Program, effective May 19, 2024.
99.1	Press Release dated May 20, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 20, 2024

PETMED EXPRESS, INC.

By:	/s/ Christine Chambers
Name:	Christine Chambers
Title:	Chief Financial Officer and Treasurer
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